UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Pressure BioSciences, Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Pressure BioSciences, Inc.
14 Norfolk Avenue
South Easton, MA 02375
(508) 230-1828 (T)
(508) 230-1829 (F)
www.pressurebiosciences.com

November 5, 2014

Dear Stockholder:

You are cordially invited to attend the Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (the “Company”) to be held on Friday December 19, 2014, at 4:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375.

Detailed information about the Meeting and the proposals to be acted upon is included in the accompanying notice of Meeting and proxy statement.  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 also accompanies this letter.

Whether or not you plan to attend the Meeting, you can ensure your shares of the Company’s Common Stock are voted at the Meeting by submitting your instructions in writing by returning the enclosed proxy card.  If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

If your shares are held in street name, in addition to other non-routine matters, brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote.  All proposals presented in this Proxy Statement, other than Proposal No. 2, are considered non-routine matters.  Proposal No. 2 is considered a routine matter.  If your shares are held in street name, it is important that you provide instructions to your broker regarding the voting of your shares.

Sincerely,
Jeffrey N. Peterson
Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on December 19, 2014

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting in Lieu of the Annual
Meeting of Stockholders to be Held on December 19, 2014

The Proxy Statement and Annual Report on Form 10-K are available at
http://www.pressurebiosciences.com/newsroom/category/investor-relations/2014-shareholder-proxy

NOTICE is hereby given that a Special Meeting in Lieu of the Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (“PBI” or the “Company”) will be held on December 19, 2014, at 4:00 p.m. at the Company’s principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect one Class III Director to hold office until the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2014.

3.
To approve an amendment to our articles of organization to increase the authorized number of shares of Common Stock by up to 50,000,000 shares, such increase to be effected through one or more amendments to our articles of organization to be filed with the Secretary of the Commonwealth of Massachusetts at the discretion of the Board of Directors at any time during the twelve months following the date of the Meeting.

4.	To approve an amendment to our articles of organization to increase the authorized number of shares of Preferred Stock by 1,000,000 shares to 2,000,000 shares.

5.
To approve an amendment to our articles of organization to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time within twelve months following the Meeting for the purpose of assisting the Company in meeting the listing requirements of the Nasdaq Capital Market or another exchange, with the decision of whether or not to implement a reverse stock split and the exact ratio to be set at a whole number within this range to be made by our Board of Directors in its sole discretion.

6.
To consider and vote on a proposal to approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of such adjournment to approve any of Proposal Nos. 1 through 5.

7.	To consider and vote upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

The Board of Directors has fixed the close of business on November 5, 2014 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:

Richard T. Schumacher
Clerk
South Easton, Massachusetts
November 5, 2014

IMPORTANT

Whether or not you intend to attend the Meeting in person, please ensure that your shares of the Company’s Common Stock are present and voted at the Meeting by submitting your instructions in writing by completing, signing, dating, and returning the enclosed proxy card in the enclosed, self-addressed envelope.

This notice, proxy statement and form of proxy card are being first mailed to stockholders of the Company on or about November 21, 2014.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2014

General

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 14 Norfolk Avenue, South Easton, MA 02375, for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders to be held on December 19, 2014 at 4:00 p.m. and at any adjournments or postponements thereof (the “Meeting”) for the purposes set forth herein and in the accompanying Notice of Special Meeting in Lieu of the Annual Meeting of Stockholders.  In this proxy statement we refer to Pressure BioSciences, Inc. as “PBI,” “the Company,” “we,” or “us”.

The enclosed proxy relating to the Meeting is solicited on behalf of the Company’s Board of Directors (the “Board of Directors” or the “Board”) and the cost of such solicitation will be borne by the Company.  Certain of the Company’s officers and regular employees may solicit proxies by correspondence, telephone, or in person, without extra compensation.  We will also pay to banks, brokers, nominees, and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.  It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 will be sent or given to stockholders on or about November 21, 2014.

Voting Securities and Record Date

Stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on November 4, 2014, the record date for the Meeting, will be entitled to receive notice of, and to vote at, the Meeting.  As of October 31, 2014, there were issued and outstanding 15,787,560 shares of Common Stock, all of which are entitled to vote.  Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.  In addition, as of October 31, 2014, there were issued and outstanding 300 shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), 86,570 shares of the Company’s Series G Convertible Preferred Stock, par value $0.01 per share (“Series G Preferred Stock”), 10,000 shares of the Company’s Series H Convertible Preferred Stock, par value $0.01 per share (“Series H Preferred Stock”), 3,546 shares of the Company’s Series J Convertible Preferred Stock, par value $0.01 per share (“Series J Preferred Stock”) and 11,399 shares of the Company’s Series K Convertible Preferred Stock, par value $0.01 per share (“Series K Preferred Stock”).  Each share of Preferred Stock outstanding at the close of business on the record date is entitled to receive notice of and is entitled to vote, on an as-converted to Common Stock basis, as a separate class on Proposal No. 4. In addition, each share of Series D Convertible Preferred Stock outstanding on the record date is entitled to vote as a separate series on Proposal No. 4.  The shares of Preferred Stock are not entitled to vote on any other proposal to be presented at the Meeting.

Quorum

A quorum, consisting of the holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting.  Stockholders of record present at the Meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the Meeting for the purpose of determining whether a quorum exists.  A “broker non-vote” occurs when a broker, bank, or representative (“broker or representative”) does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.  In addition, a quorum, consisting of the holders of a majority of the shares of Preferred Stock issued, outstanding, and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of Proposal No. 4 at the Meeting.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the Meeting can only be voted if the stockholder of record of such shares is present at the Meeting or returns a signed proxy card.  Shares represented by a valid proxy will be voted in accordance with your instructions.

A stockholder of record who votes his or her shares by returning a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the Meeting by written notice to the Clerk of the Company received prior to the Meeting, by executing and returning a later dated proxy card prior to the Meeting, or by voting by ballot at the Meeting.

Beneficial Stockholders

If you hold your shares through a broker or representative, you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company.  Shares represented by proxy will be voted in accordance with your specific instructions.  If you sign and return your proxy card without indicating specific instructions, your shares will be voted FOR each proposal.  If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.  Your broker will be permitted to vote your shares on Proposal No. 2 without your instructions.  All other proposals are considered “non-routine” matters and your broker or representative does not have discretionary voting authority with respect to these matters.  Therefore, the shares that do not receive voting instructions will be treated as “broker non-votes.”

Required Vote

Abstentions and broker non-votes are included in the number of shares present or represented for purposes of a quorum, but are not considered as shares voting or votes cast with respect to any matter presented at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast by stockholders at the Meeting is required for Proposal No. 1 to elect the nominee as a Class III Director of the Company.  Abstentions and broker non-votes will not have any effect on the Proposal No. 1 to elect directors.

With respect to Proposal No. 2, our Amended and Restated Bylaws, as amended, do not require that our stockholders ratify the appointment of Marcum LLP as our independent registered public accounting firm. However, we are submitting the proposal for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Marcum LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the Meeting. Abstentions will have the effect of being cast against Proposal No. 2 and broker non-votes will have no effect.

The affirmative vote of the holders of two-thirds of the Company’s issued and outstanding Common Stock is required for the approval of Proposal Nos. 3 and 5.  The affirmative vote of the holders of a majority of the Company’s issued and outstanding Common Stock is required for the approval of Proposal Nos.4 and 6.  In addition, the affirmative vote of the holders of two-thirds of the Company’s issued and outstanding Preferred Stock and the affirmative vote of the holders of two-thirds of the Company’s issued and outstanding Series D Convertible Preferred Stock is required for the approval of Proposal No. 4.  Abstentions and broker non-votes will have the effect of a “no” vote on these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of October 22, 2014 concerning the beneficial ownership of Common Stock for: (i) each director and director nominee, (ii) each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” below, (iii) all executive officers and directors as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock.  Except as indicated below, the address for each of the persons below who are beneficial owners of 5% or more of the Company’s Common Stock is the Company’s corporate address at 14 Norfolk Avenue, South Easton, MA 02375.

Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and is calculated based on 15,727,560 shares of our Common Stock issued and outstanding as of October 22, 2014.  Shares of Common Stock subject to options, warrants, preferred stock or other securities convertible into Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of October 22, 2014, are deemed outstanding for computing the percentage of the person holding the option, warrant, preferred stock, or convertible security but are not deemed outstanding for computing the percentage of any other person.

Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name of Beneficial Owner	Amount and Nature of Beneficially Ownership(1)	Percent of Class

Richard T. Schumacher(2)	1,904,042	11.2%
Jeffrey N. Peterson(3)	613,671	3.8%
Kevin A. Pollack(4)	738,434	4.5%
Edmund Y. Ting, Ph.D(5)	213,966	1.3%
Alexander V. Lazarev, Ph.D(6)	178,003	1.1%
Vito J. Mangiardi(7)	531,245	3.3%
Michael S. Urdea(8)	534,000	3.3%
All other officers	332,719	2.1%

All Executive Officers and Directors as a Group (nine persons)(9)	5,046,080	25.2%

1)
The terms of the Company’s Series D Preferred Stock and Series D warrants, Series G Preferred Stock and Series G warrants, Series H Preferred Stock and Series H warrants, Series J Preferred Stock and Series J warrants, Series K Preferred Stock and Series K warrants and various Common Stock warrants issued in connection with the Company’s fundraising efforts contain a limitation on conversion which prevents the holder from converting shares of Series D, Series G , Series H,  Series J and Series K Preferred Stock into, or exercise of the warrants for, shares of Common Stock if, after giving effect to the conversion or exercise, as the case may be, the holder would beneficially own more than 4.99% of the outstanding shares of Common Stock. The holder may elect to increase this limitation to 9.99%, 14.99% or 19.99%, upon not less than 61 days prior written notice to the Company.

2)
Includes (i) 354,063 shares of Common Stock issuable upon exercise of options; (ii) 60,000 shares of Common Stock issuable upon conversion of Series G Convertible Preferred Stock; (iii) 63,000 shares of Common Stock issuable upon conversion of Series J Convertible Preferred Stock; (iv) 162,000 shares of Common Stock issuable upon conversion of Series K Convertible Preferred Stock; and (v) 428,675 shares of Common Stock issuable upon the exercise of warrants.  Does not include 20,162 shares of Common Stock held by Mr. Schumacher’s minor son as his wife exercises all voting and investment control over such shares.

3)
Includes (i) 63,750 shares of Common Stock issuable upon exercise of options; (ii) 172,000 shares of Common Stock issuable upon conversion of Series K Convertible Preferred Stock; and (iii) 241,000 shares of Common Stock issuable upon the exercise of warrants.

4)
Includes (i) 50,000 shares of Common Stock issuable upon exercise of options; (ii) 180,000 shares of Common Stock issuable upon conversion of Series K Convertible Preferred Stock; and (iii) 291,000 shares of Common Stock issuable upon the exercise of warrants.

5)	Includes (i) 189,511 shares of Common Stock issuable upon exercise of options; (ii) 8,290 shares of Common Stock issuable upon the exercise of warrants.

6)	Includes (i) 160,001 shares of Common Stock issuable upon exercise of options; (ii) 6,705 shares of Common Stock issuable upon the exercise of warrants.

7)
Includes (i) 50,000 shares of Common Stock issuable upon exercise of options; (ii) 180,000 shares of Common Stock issuable upon conversion of Series K Convertible Preferred Stock and (iii) 183,000 shares of Common Stock issuable upon the exercise of warrants.

8)
Includes (i) 37,500 shares of Common Stock issuable upon exercise of options; (ii) 220,000 shares of Common Stock issuable upon conversion of Series K Convertible Preferred Stock; and (iii) 167,000 shares of Common Stock issuable upon the exercise of warrants.

9)
Includes (i) 1,074,826 shares of Common Stock issuable upon exercise of options; (ii) 934,000 shares of Common Stock issuable upon conversion of Series K Convertible Preferred Stock and (iii) 1,621,890 shares of Common Stock issuable upon the exercise of warrants.

Equity Compensation Plan Information

We maintain a number of equity compensation plans for employees, officers, directors and other entities and individuals whose efforts contribute to our success. The table below sets forth certain information as of our fiscal year ended December 31, 2013 regarding the shares of our Common Stock available for grant or granted under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	1,771,708	$.71	61,292
________________________
(1) Includes the following plans: 1999 Non-Qualified Stock Option Plan, 2005 Equity Incentive Plan and 2013 Equity Incentive Plan. No options were issued under the 2013 Equity Incentive Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, one Class III Director is to be elected to serve until the 2017 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.  The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Mr. Schumacher as a Class III Director.  Mr. Schumacher is currently a director of the Company and has not been nominated pursuant to any arrangement or understanding with any person.

The Company’s Restated Articles of Organization, as amended (the “Articles of Organization”), and Amended and Restated Bylaws, as amended (the “Bylaws”), provide that our Board of Directors shall be divided into three classes.  At each annual meeting of stockholders, the directors elected to succeed those whose terms expire are identified as being in the same class as the directors they succeed and are elected to hold office for a term to expire at the third annual meeting of stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

Our Articles of Organization and Bylaws do not require our stockholders to elect any directors in a class the term of office of which extends beyond the Meeting.  The terms of office of Mr. Schumacher, the Company’s Class III Director, expires at the Meeting.  The terms of office of the Class I Directors and Class II Directors, comprised of Jeffrey N. Peterson, Michael S. Urdea, Vito Mangiardi and Kevin Pollack, continue after the Meeting.

At the Meeting, it is the intention of the persons named as proxies to vote for the election of Mr. Schumacher as Class III Director.  In the unanticipated event that Mr. Schumacher should be unable to serve, the persons named as proxies will vote the proxy for such substitute(s), if any, as the present Board of Directors may designate or the present Board of Directors may reduce the number of directors.

In selecting members for our Board of Directors, we consider each individual’s unique and diversified background and expertise.  We believe that selecting directors with a wide range of talents and skills provides a functional diversity that allows our Board to provide strong leadership.  The following noteworthy experience, qualifications, attributes and skills for each Board member, together with the biographical information for each nominee described below, led to our conclusion that the person should serve as a director of PBI in light of our business and structure:

●
Mr. Jeffrey N. Peterson, the Chairman of our Board, is the CEO of Target Discovery, Inc., a personalized medicine diagnostics company, and has broad executive, general management, multi-functional, multi-business, and international experience.

●
Mr. Vito J. Mangiardi has broad executive, general management, multi-functional, multi-business, and international experience, specifically in the life sciences field. Mr Mangiardi is the founding partner, President and CEO of Marin Bay Partners, LLC (MBP), a consulting firm focused in Life Sciences, Pharmaceutical Development and Clinical Diagnostics.

●
Dr. Michael S. “Mickey” Urdea founded and is a Founder and Partner for Halteres Associates, a biotechnology consulting firm. He serves as an expert consultant to the life sciences industry and philanthropic organizations, and is on the scientific advisory boards and boards of directors of a number of biotechnology and diagnostics companies.

●
Mr. Kevin A. Pollack provides a wealth of knowledge and experience in financial and administrative matters.   Mr. Pollack is currently serving as Chief Financial Officer of Lightlake Therapeutics Inc. and as President of Short Hill Capital LLC, a broker-dealer.

●
Mr. Richard T. Schumacher, the Company’s founder, provides valuable operational, sales and marketing, financial, and management expertise and experience and has significant knowledge of the Company’s technology and products.  Prior to founding the company, Mr. Schumacher spent over 16 years working in the clinical research setting.  In the more than 30 years since the Company’s formation, Mr. Schumacher has served the Company in various roles, including President, Chief Executive Officer and Chairman.

Vote Required to Elect the Nominees as Directors

The affirmative vote of the holders of a plurality of the votes cast by stockholders at the Meeting is required for the election of Richard T. Schumacher as a Class III Director of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF RICHARD T. SCHUMACHER AS A CLASS III DIRECTOR OF THE COMPANY.

Information on Nominees and Other Directors

The following information includes additional information as of the date of this proxy statement about each nominee and director whose term extends beyond the Meeting, including his age, all positions he holds with us, his principal occupation and business experience during the past five years, the names of other publicly-held companies for which he currently serves as a director or held a directorship during the past five years, and the year in which each nominee’s term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class
Jeffrey N. Peterson(1)	59	Chairman of the Board	2011	2015 Class I
Michael S. Urdea	62	Director	2013	2015 Class I
Vito J. Mangiardi(1)	65	Director	2012	2016 Class II
Kevin A. Pollack(1)	44	Director	2012	2016 Class II
Richard T. Schumacher*	64	Director, President, Chief Executive Officer, Treasurer, and Clerk	1978	2017 Class III
________________
*Nominee for Class III Director.

(1)  Member of the Audit Committee, Compensation Committee, and Nominating Committee

Mr. Jeffrey N. Peterson has served as a director of the Company since July 2011 and as Chairman of the Board starting in 2012.  Since 1999, he has served as the chief executive officer of Target Discovery, Inc. (“TDI”), a personalized medicine diagnostics (PMDx) company.  Mr. Peterson also serves as Chairman of TDI’s majority-owned subsidiary, Veritomyx, Inc., which is completing development and commercialization of software tools for accurate peptide, protein and isoform identification and characterization. Prior to incorporating and joining TDI, Mr. Peterson served as CEO of Sharpe, Peterson, Ocheltree & Associates, an international business development consulting firm assisting Fortune 500 and many smaller firms in business expansion and strategy.  Prior to that, he spent 9 years in key management roles in Abbott Laboratories’ Diagnostics and International (Pharmaceuticals, Hospital Products, Nutritionals, and Consumer) businesses, last serving as CEO and General Manager of Abbott South Africa.  Mr. Peterson’s experience prior to Abbott Laboratories included 11 years with General Electric’s Engineered Materials and Plastics businesses, spanning roles in strategic planning, business development, technology licensing, marketing and sales, operations, quality control and R&D. Mr. Peterson holds BSChE and MSChE (Chemical Engineering) degrees from MIT, as well as 6 issued US patents. He serves as Chair Emeritus of the BayBio Institute, a non-profit organization serving the life science community, and on the board of BayBio, a trade association for the life sciences industry in Northern California. He is a cofounder of the Coalition for 21st Century Medicine, and of BIO’s Personalized Medicine & Diagnostics Working Group.  He serves on the board of Advisors for the Center for Professional Development and Entrepreneurship at the University of Texas MD Anderson Cancer Center.

Dr. Michael S. Urdea has served as a director of the Company since February 8, 2013. Dr. Urdea founded and is a Founder and Partner for Halteres Associates, a biotechnology consulting firm. He also founded and served as Chief Executive Officer of Tethys Bioscience, a proteomics-based diagnostics company involved in preventative personalized medicine. Additionally, Dr. Urdea is a founder and the Chairman of Catalysis Foundation for Health, an organization addressing gaps in global healthcare caused by inefficiencies in disease diagnosis and monitoring. He serves as an expert consultant to the life sciences industry and is on the scientific advisory boards and boards of directors of a number of biotechnology, diagnostics, venture capital and philanthropic organizations. Prior to his current business activities, Dr. Urdea founded the Nucleic Acid Diagnostics group at Chiron Corporation, and with colleagues, invented branched DNA molecules for amplification of signal in nucleic acid complexes. Application of this technology resulted in the first commercial products for quantification of human hepatitis B, hepatitis C, and human immunodeficiency viruses (HBV, HCV, and HIV, respectively). He then became business head of the Molecular Diagnostics group and Chief Scientific Officer at Bayer Diagnostics. He continues to serve as a diagnostics industry, product development and scientific advisor to the Bill and Melinda Gates Foundation, acted as co-chair of two of the Grand Challenges grant review committees, and served as a member of its Diagnostic Forum.  Dr. Urdea is an author on nearly 200 peer-reviewed scientific publications, nearly 300 abstracts and international scientific presentations, and more than 100 issued and pending patents. He received his BS in Biology and Chemistry from Northern Arizona University in Flagstaff and his Ph.D in Biochemistry from Washington State University.

Mr. Vito J. Mangiardi has served as a director of the Company since July 2012.  Mr. Mangiardi is an accomplished senior executive with proven experience as a President, CEO and COO in the Life Sciences and Bio Energy product and service sectors. He is a strong P&L performer and corporate strategist in General Management, Operations, Sales/Marketing, and Science. Mr. Mangiardi has held positions as a Research Chemist for Bio-Rad Laboratories, Inc.; Sales & Marketing Director for Baxter Travenol, Inc.; Executive VP and COO for Quintiles Transnational Corp.; President and CEO of Diagnostics Laboratories, Inc., Clingenix, Inc., and Bilcare, Inc.; and President of AAI Pharma, Inc.  More recently he was the COO/Deputy Director of Operations and Production at the University of California Lawrence Berkeley National Laboratory Joint Genome Institute. Mr. Mangiardi has experience with three start-ups, two midsize, and several mature companies, and has international experience leading and managing organizations on four continents. He has vast experience in leading alliances, acquisitions, due diligence, and post-acquisition assimilation.  Mr. Mangiardi has been on the Board of Directors of three companies and has proven success in working with both national and international investment groups to raise funds. Mr. Mangiardi earned a BS in Biology/Chemistry from Eastern Illinois University and two MBA degrees from Golden Gate University - in General Management and in Marketing.  Mr. Mangiardi is listed as an inventor in four patents and various publications in Protein separation techniques in the area of Metabolism, Thyroid, Anemia/Hematology and Cancer, and is a member of numerous professional organizations. Mr. Mangiardi is the founding partner, President and CEO of Marin Bay Partners, LLC (MBP), a consulting firm focused on Life Sciences, Pharmaceutical Development and Clinical Diagnostics.

Mr. Kevin A. Pollack has served as a director of the Company since July 2012. Mr. Pollack is Chief Financial Officer of Lightlake Therapeutics Inc. (LLTP-OTC), a developing biopharmaceutical company aiming to build a platform of biopharmaceutical solutions to common addictions and related disorders. He also serves as President of Short Hills Capital LLC, where he provides a range of advisory services to investors, asset management firms, institutions, and companies. Previously, Mr. Pollack worked in asset management at Paragon Capital LP, a private investment firm focused primarily on investing in U.S.-listed companies. Prior to that, he worked as an investment banker at Banc of America Securities LLC (an investment banking subsidiary of Bank of America Corporation until it was merged with Merrill Lynch), focusing on both corporate finance and mergers and acquisitions (M&A). Mr. Pollack started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney focusing on corporate finance and M&A. He currently sits on the Board of Directors of Lightlake Therapeutics Inc. and on the Board of Directors of MagneGas Corporation (MNGA-NASDAQ), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative. Mr. Pollack graduated magna cum laude from the Wharton School of the University of Pennsylvania and received a dual J.D./M.B.A. from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as the Company’s Chief Executive Officer since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 14, 2004 he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1978 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

Corporate Governance

Board of Directors and Committee Meetings; Annual Meeting Attendance.  The Board of Directors held thirty-three (33) meetings between January 1, 2013 and December 31, 2013. All of the directors attended at least 70% of those meetings. All of the Company’s directors are encouraged to attend the Company’s annual meetings of stockholders.  All of the directors attended the Company’s 2013 Special Meeting in Lieu of the Annual Meeting of Stockholders.

Board Independence. The Board of Directors has reviewed the qualifications of each of Messrs. Mangiardi, Peterson, Urdea and Pollack, constituting more than a majority of the Company’s current directors, and has affirmatively determined that each individual is, or at the time of their service was, “independent” as such term is defined under the current listing standards of the Nasdaq Stock Market.  The Board of Directors has determined that none of these directors has a material relationship with the Company that would interfere with the exercise of independent judgment.  In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholder Communications. Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375.  The Clerk will forward any reasonable communications directly to the director(s).

Code of Ethics. Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions.  A copy of the code of ethics is posted on, and may be obtained free of charge from the investor relations portion of the Company’s website at www.pressurebiosciences.com.  If the Company makes any amendments to its Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a Current Report on Form 8-K.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations.  The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders.  The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors.  It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources.  The Board participates in decisions that have a potential major economic impact on the Company and its stockholders.  Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors is led by its Chairman, Mr. Peterson.  Each of our Audit, Nominating and Compensation Committees provide oversight and assess risk in their respective areas.  In addition, the Board and each committee have an active role in overseeing management of our Company’s risk.  The Board regularly reviews information regarding our operations, credit, and liquidity, as well as the risks associated with each.

Board Committees

Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee.

Messrs. Mangiardi, Peterson and Pollack are currently the members of the Audit Committee, with Mr. Pollack serving as Chairman.

The Board of Directors has determined that Mr. Pollack qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com.  Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions, and internal controls, and (ii) the qualifications, independence, appointment, retention, compensation, and performance of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters. The Audit Committee held four (4) meetings during fiscal 2013.

Compensation Committee.

General

Messrs. Mangiardi, Peterson and Pollack are currently the members of the Compensation Committee, with Mr. Mangiardi serving as chairman.  The Compensation Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com.  The primary functions of the Compensation Committee include (i) reviewing and approving our executive compensation, (ii) reviewing the recommendations of the President and Chief Executive Officer regarding the compensation of our executive officers, (iii) evaluating the performance of the President and Chief Executive Officer, (iv) overseeing the administration and approval of grants of stock options and other equity awards under our equity incentive plans, and (v) recommending compensation for our Board of Directors and each committee thereof for review and approval by the Board of Directors. The Compensation Committee held one (1) meeting during fiscal 2013.

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

Compensation Objectives

In light of the relatively early stage of commercialization of our products, we recognize the importance of attracting and retaining key employees with sufficient experience, skills, and qualifications in areas vital to our success, such as operations, finance, sales and marketing, research and development, engineering, and individuals who are committed to our short- and long-term goals.  The Compensation Committee has designed our executive compensation programs with the intent of attracting, motivating, and retaining experienced executives and, subject to our limited financial resources, rewarding them for their contributions by offering them a competitive base salary, potential for annual cash incentive bonuses, and long-term equity-based incentives, typically in the form of stock options.  The Compensation Committee strives to balance the need to retain key employees with financial prudence given our history of operating losses, limited financial resources and the early stage of our commercialization.

Executive Officers and Director Compensation Process

The Compensation Committee considers and determines executive compensation according to an annual objective setting and measurement cycle.  Specifically, corporate goals for the year are initially developed by our executive officers and are then presented to the Board of Directors and Compensation Committee for review and approval. Individual goals are intended to focus on contributions that facilitate the achievement of the corporate goals. Individual goals are first proposed by each executive officer, other than the President and Chief Executive Officer, then discussed by the entire senior executive management team and ultimately compiled and prepared for submission to the Board of Directors and the Compensation Committee, by the President and Chief Executive Officer.  The Compensation Committee sets and approves the goals for the President and Chief Executive Officer.  Generally, corporate and individual goals are set during the first quarter of each calendar year.  The objective setting process is coordinated with our annual financial planning and budgeting process so our Board of Directors and Compensation Committee can consider overall corporate and individual objectives in the context of budget constraints and cost control considerations.  Annual salary increases, bonuses, and equity awards, such as stock option grants, if any, are tied to the achievement of these corporate and individual performance goals as well as our financial position and prospects.

Under the annual performance review program, the Compensation Committee evaluates individual performance against the goals for the recently completed year. The Compensation Committee’s evaluation generally occurs in the first quarter of the following year. The evaluation of each executive (other than the President and Chief Executive Officer) begins with a written self-assessment submitted by the executive to the President and Chief Executive Officer. The President and Chief Executive Officer then prepares a written evaluation based on the executive’s self-assessment, the President and Chief Executive Officer’s evaluation, and input from others within the Company. This process leads to a recommendation by the President and Chief Executive Officer for a salary increase, bonus, and equity award, if any, which is then considered by the Compensation Committee. In the case of the President and Chief Executive Officer, the Compensation Committee conducts his performance evaluation and determines his compensation, including salary increase, bonus, and equity awards, if any. We generally expect, but are not required, to implement salary increases, bonuses, and equity awards, for all executive officers, if and to the extent granted, by April 1 of each year.

Non-employee director compensation is set by our Board of Directors upon the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should be fair relative to the required services for directors of comparable companies in our industry and at our company’s stage of development; compensation should align directors’ interests with the long-term interest of stockholders; the structure of the compensation should be simple, transparent, and easy for stockholders to understand; and compensation should be consistent with the financial resources, prospects, and competitive outlook for the Company.

In evaluating executive officer and director compensation, the Compensation Committee considers the practices of companies of similar size, geographic location, and market focus. In order to develop reasonable benchmark data the Compensation Committee has referred to publicly available sources such as Salary.com and the BioWorld Survey.  While the Compensation Committee does not believe benchmarking is appropriate as a stand-alone tool for setting compensation due to the unique aspects of our business objectives and current stage of development, the Compensation Committee generally believes that gathering this compensation information is an important part of its compensation-related decision making process.

The Compensation Committee has the authority to hire and fire advisors and compensation consultants as needed and approve their fees.  No advisors or compensation consultants were hired or fired in fiscal 2013.

The Compensation Committee is also authorized to delegate any of its responsibilities to subcommittees or individuals as it deems appropriate.  The Compensation Committee did not delegate any of its responsibilities in fiscal 2013.

Nominating Committee.

Messrs. Mangiardi, Peterson and Pollack are currently the members of the Company’s Nominating Committee with Mr. Peterson serving as Chairman. The Nominating Committee operates pursuant to a written charter, a current copy of which is publicly available on the investor relations portion of the Company’s website at www.pressurebiosciences.com.  The Nominating Committee held one (1) meeting during fiscal year 2013.

The primary functions of the Nominating Committee are to (i) identify, review, and evaluate candidates to serve as directors of the Company, (ii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board of Directors, and (iii) serve as a focal point for communication between such candidates, the Board of Directors, and management.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms, or other appropriate sources.  For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders.  These criteria include whether the candidate assists in achieving a mix of Board members that represents diversity of background and professional experience, including with respect to ethnic background, age and gender.  In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.  If a stockholder wishes to recommend a candidate for director for election at the 2015 Annual Meeting of Stockholders, he or she must follow the procedures described below under “Stockholder Proposals.”

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2013 with management of the Company.  The Audit Committee also discussed with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee has also received and reviewed the required written disclosures and a confirming letter from Marcum under applicable requirements of the Public Accounting Oversight Board regarding Marcum’s independence, and has discussed the matter with Marcum.

Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Audit Committee:

Kevin A. Pollack, Chair
Vito J. Mangiardi
Jeffrey N. Peterson

2013 Director Compensation

The following table sets forth certain information regarding compensation earned or paid to the Company’s directors during fiscal year 2013.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (1)	Option Awards (2)(3)	Total
Vito J. Mangiardi	$15,000	$4,167	$-	$19,167
Jeffrey N. Peterson	17,250	7,292	-	25,542
Kevin A. Pollack	15,000	4,167	-	19,167
Michael S. Urdea	$25,000	$22,500	$12,137	$59,637

Our non-employee directors receive the following compensation for service as a director:

(1) January 1, 2013 each director received a quarterly stipend of $5,000 for attending meetings. There is no limit to the number of meetings of our board of directors or committees that may be called. Mr. Peterson received $5,750 for attending meetings as the chairman of the board of directors. On February 1, 2013 the quarterly stipend was raised to $7,500 for each director and $8,625 for Mr. Peterson.  However, most of the board of directors elected to defer and accrue the cash payment of these fees until our financial performance improves as determined by the board of directors.  We issued an aggregate of 95 shares of the Company’s Series J Convertible Preferred Stock in February 2013 to current board members for payment of board fees either earned or deferred through December 31, 2013.  Amounts shown under the heading “Stock Awards” do not reflect compensation received by the directors, but instead reflect the aggregate grant date fair value of the stock issued in lieu of payment of director fees as determined by the Company’s Series J Convertible Preferred round of financing.

(2) Amounts shown do not reflect compensation received by the directors. Instead, the amounts shown are the aggregate grant date fair value as determined pursuant to FASB ASC 718, Compensation-Stock Compensation. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the Notes to the Consolidated Financial Statements for the fiscal year ended December 31, 2013, for the relevant assumptions used to determine the valuation of stock option grants.

(3) The following table shows the total number of outstanding stock options and stock awards as of December 31, 2013 that have been issued as director compensation as described in item 1 above.

Name	Aggregate Number of Stock Options Outstanding	Aggregate Number of Stock Awards Outstanding

Vito J. Mangiardi	50,000	-
Jeffrey N. Peterson	63,750	2,976
Kevin A. Pollack	50,000	-
Michael S. Urdea, Ph D.	37,500	-

Executive Officer Compensation

Summary Compensation Table
The Summary Compensation Table below sets forth the total compensation paid or earned for the fiscal years ended
December 31, 2013 and 2012 for: (i) each individual serving as our chief executive officer (“CEO”) or acting in a similar capacity during any part of fiscal 2013; and (ii) the other two most highly paid executive officers (collectively, the “Named Executive Officers”) who were serving as executive officers at the end of fiscal 2013.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards	Option Awards(2)	Non-Qualified Deferred Compensation Earning	All other Compensation(3)	Total
Richard T. Schumacher	2013	$294,250	$-	$-	$26,497	$-	$11,524	$332,271
President, CEO	2012	286,190	-	-	4,800	-	100,692	391,682

Edmund Ting, Ph.D	2013	197,600	-	-	19,078	-	1,670	218,348
Senior Vice President of Engineering	2012	202,160	-	-	4,800	-	1,304	208,264

Alexander Lazarev, Ph.D	2013	165,600	-	-	15,898	-	7,655	189,153
Vice President of Research and Development	2012	175,103	-	-	4,800	-	7,501	187,404

(1) Salary refers to base salary compensation paid through our normal payroll process. No bonus was paid to any named executive officer for 2013 or 2012.

(2) Amounts shown do not reflect compensation received by the Named Executive Officers. Instead, the amounts shown are the aggregate grant date fair value as determined pursuant to FASB ASC 718, Compensation-Stock Compensation. Please refer to Note 2, xiii, “Accounting for Stock-Based Compensation” in the accompanying Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2013, for the relevant assumptions used to determine the valuation of stock option grants.

(3) “All Other Compensation” includes our Company match to the executives’ 401(k) contribution and premiums paid on life insurance for the executives. Both of these benefits are available to all of our employees. In the case of Mr. Schumacher, “All Other Compensation” also includes $8,379 in premiums we paid for a life insurance policy to which Mr. Schumacher’s wife is the beneficiary. In 2012, Mr. Schumacher received $49,513 for unused earned time off and $40,000 for reimbursement of a penalty he incurred related to a loan he made to the Company that was not repaid by the Company upon the maturity date. “All Other Compensation” for Dr. Lazarev includes $6,000 paid to Dr. Lazarev in lieu of his participation in the medical benefit plan offered by the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding outstanding stock options awards for each of the Named Executive Officers as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date

Richard T. Schumacher	75,000	-		$1.00	6/17/2015
President, CEO	30,000	-		$1.00	3/30/2016
	70,000	-		$1.00	2/12/2017
	75,000	-		$0.60	3/12/2019
	8,438	6,562		$1.00	9/09/2021
	13,125	16,875		$0.60	3/13/2022
	59,375	15,625	(2)	$0.40	5/14/2023

Edmund Y. Ting, Ph.D	60,000	-		$1.00	4/24/2016
Senior Vice President of Engineering	12,000	-		$1.00	3/30/2016
	42,000	-		$1.00	2/12/2017
	8,438	6,562		$1.00	9/09/2021
	7,656	9,844		$0.60	3/13/2022
	42,750	11,250	(2)	$0.40	5/14/2023

Alexander V. Lazarev, Ph.D	50,000	-		$1.00	6/17/2015
Vice President of Research & Development	10,000	-		$1.00	3/30/2016
	35,000	-		$0.60	2/12/2017
	8,438	6,562		$1.00	9/09/2021
	6,563	8,437		$0.60	3/13/2022
	35,625	9,375	(2)	$0.40	5/14/2023

(1)	All unvested stock options listed in this column were granted to the Named Executive Officer pursuant to our 2005 Equity Incentive Plan. All options expire ten years after the date of grant. Unvested stock options become fully vested and exercisable upon a change of control of our company.

(2)	Options to purchase shares of Common Stock were granted on May 14, 2013 to each of the Named Executive Officers, of which 50% of the stock options vest immediately on the date of grant while the remainder vest monthly over the remaining one year vesting period.

Retirement Plan

All employees, including the named executive officers, may participate in our 401(k) Plan. Under the 401(k) Plan, employees may elect to make before tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. The 401(k) Plan does not permit an investment in our Common Stock. We match employee contributions up to 50% of the first 2% of the employee’s earnings. Our contribution is 100% vested immediately.

       Severance Arrangements

Each of Mr. Schumacher, Dr. Ting, Dr. Lazarev, and Dr. Lawrence, executive officers of the Company, are entitled to receive a severance payment if terminated by us without cause. The severance benefits would include a payment in an amount equal to one year of such executive officer’s annualized base salary compensation plus accrued paid time off. Additionally, the officer will be entitled to receive medical and dental insurance coverage for one year following the date of termination.

Change-in-Control Arrangements

Pursuant to severance agreements with each of Mr. Schumacher, Dr. Ting, Dr. Lazarev and Dr. Lawrence, each such executive officers, is entitled to receive a change of control payment in an amount equal to one year (other than Mr. Schumacher) of such executive officer’s annualized base salary compensation, accrued paid time off, and medical and dental coverage, in the event of a change of control of our company. In the case of Mr. Schumacher, his payment is equal to two years of annualized base salary compensation, accrued paid time off, and two years of medical and dental coverage.

Pursuant to our 2005 Equity Incentive Plan and our 2013 Equity Incentive Plan, any unvested stock options held by a named executive officer will become fully vested upon a change in control (as defined in the 2005 Equity Incentive Plan and the 2013 Equity Incentive Plan).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to ratify the Board of Directors’ appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Marcum LLP, and its predecessor UHY LLP, has served as the Company’s independent registered public accounting firm since September 14, 2006.  A representative of Marcum LLP is expected to attend the Meeting and will have an opportunity to make a statement and respond to appropriate questions.  Refer to the Audit Committee Report and the information under the heading “Independent Registered Public Accounting Firm” in this proxy statement for information regarding services performed by, and fees paid to, Marcum LLP during the years 2012 and 2013.

Our Bylaws do not require that our stockholders ratify the appointment of Marcum LLP as our independent registered public accounting firm. However, we are submitting the proposal for ratification as a matter of good corporate governance.  If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Marcum LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the approval of Proposal No. 2.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Marcum LLP (“Marcum”), an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014.  Marcum, and its predecessor UHY LLP (“UHY”), have served as the Company’s independent registered public accounting firm since September 14, 2006.  A representative of Marcum will be available during the Meeting to make a statement if such representative desires to do so and to respond to questions.

Independent Registered Public Accounting Fees

The following is a summary of the fees billed to the Company by Marcum, the Company’s current independent registered public accounting firm, for the fiscal year ended December 31, 2013 and 2012:

	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$159,314	$143,250
Audit-Related Fees	23,661	60,500
Tax and Other Fees	-	-
	$182,975	$203,750

Audit Fees. Consist of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  Fees billed by Marcum for 2013 and 2012 were fees associated with derivative valuations.  There were no other fees for services rendered by Marcum other than those described above.

Audit Committee Policy on Pre-Approval of Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE COMPANY’S
ARTICLES OF ORGANIZATION
TO INCREASE THE AUTHORIZED COMMON STOCK

We require additional capital to fund our continuing operations. We may not have enough authorized but unissued shares of Common Stock to raise needed capital through an equity financing. An equity financing may be the best or only financing alternative available to us and there may not be sufficient time to seek stockholder approval of a specific equity financing transaction given our limited cash resources.

In addition, we do not have enough authorized but unissued shares of Common Stock available to satisfy all of our obligations under equity incentive plans, outstanding convertible securities, convertible notes and warrants.  As of the Record Date, there were approximately 15.7 million shares of Common Stock issued and outstanding. In addition, as of the Record Date, there were approximately 17.6 million shares of Common Stock issuable upon conversion of the Company's Series D Preferred Stock, Series G Preferred Stock, Series J Preferred Stock, Series H Preferred Stock and Series K Preferred Stock,  21.9 million shares of Common Stock reserved for issuance upon exercise of or conversion of outstanding warrants and convertible loans, 1.7 million shares of Common Stock reserved for issuance upon exercise of outstanding stock options, and additional 0.1 million shares reserved for issuance for future awards under our 2005 Equity Incentive Plan. We will need an additional 3,000,000 shares of Common Stock reserved for future awards under our 2013 Equity Incentive Plan.  Based on the number of outstanding and reserved shares of Common Stock described above, in order to satisfy all such obligations we would need to increase the authorized shares of Common Stock.

For these reasons, we are seeking stockholder approval to authorize our Board of Directors, in its sole discretion, to amend Article IV of our Articles of Organization to increase the number of authorized shares of Common Stock of the Company by up to an additional 50 million through one or more amendments to our Articles of Organization made during the twelve months after the date of this Meeting. This approval will give our Board of Directors additional flexibility to act in the best interests of the Company and our stockholders.

If Proposal No. 3 is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion and without further action by stockholders, to increase the authorized shares of Common Stock through one or more amendments to the Articles of Organization at any time within twelve months from the Meeting by up to an additional 50 million shares of Common Stock.  Assuming that the stockholders approve the amendment to increase the number of authorized shares of Common Stock, and subsequently, our Board of Directors decides to move forward to implement the amendment, the amendment will be effective upon its filing with the Secretary of the Commonwealth of the Commonwealth of Massachusetts.  Our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to decide not to proceed with increasing the number of shares of authorized Common Stock if our Board of Directors determines, in its sole discretion, that such actions are in the best interests of the Company and its stockholders.

If approved by our stockholders, the additional authorized shares of Common Stock would be available for issuance for any proper corporate purpose as determined by our Board of Directors without further approval by the stockholders, except as required by law. Our Board of Directors is seeking approval of the amendment to our Articles of Organization to increase our authorized Common Stock now because opportunities requiring prompt action may arise in the near future and our Board of Directors believes the delay and expense in seeking stockholder approval for additional authorized Common Stock at that time could deprive the Company and our stockholders of the ability to benefit effectively from such opportunities.  Other than as described below, as of the date of this proxy statement, we have no current intended uses for the additional shares that would be available for issuance following approval of the amendment to our Articles of Organization to increase our authorized Common Stock by our stockholders, we continue to actively seek additional financing opportunities, including through the issuance of our equity securities, and a transaction involving the issuance of additional shares of our Common Stock could arise at any time following the date of this proxy statement.  In addition, the Company may be required to issue additional shares of Common Stock in excess of the current number of authorized but unissued shares under the terms of our equity incentive plans, outstanding convertible securities, convertible notes and warrants.

The additional shares of Common Stock to be authorized will have rights identical to our currently outstanding Common Stock.  The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.01 per share. Under our Articles of Organization, our stockholders do not have preemptive rights to subscribe to additional securities that we may issue; in other words, current holders of Common Stock do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of Common Stock. If we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it will dilute the voting rights of existing holders of Common Stock and will also dilute earnings per share and book value per share.

Anti-Takeover Effects

The proposed amendment to our Articles of Organization to increase the number of our authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The amendment to our Articles of Organization therefore may have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board of Directors, however, is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.  There are other provisions currently in the Company’s Articles of Organization, Bylaws and Massachusetts law which could have an anti-takeover effect. A summary of these provisions is set forth below.

Massachusetts Law

Control Share Acquisition Law.  Under Chapter 110D of the Massachusetts General Laws governing “control share acquisitions,” any stockholder of certain publicly-held Massachusetts corporations who acquires certain ranges of voting power — one-fifth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power, or a majority or more of all voting power — may not (except in certain transactions) vote such stock unless the stockholders (excluding the shares held by the interested stockholders) of the corporation so authorize. As permitted by Chapter 110D, our Bylaws include a provision which excludes the Company from the applicability of that statute.

Business Combination Statute. Chapter 110F of the Massachusetts General Laws, entitled “Business Combinations with Interested Shareholders,” applies to publicly-held Massachusetts corporations with 200 or more stockholders of record. Generally, this statute prohibits such Massachusetts corporations from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date of the transaction in which the person becomes an interested shareholder unless (a) the interested shareholder obtains the approval of the corporation’s Board of Directors prior to becoming an interested shareholder; (b) the interested shareholder acquires at least 90% of the voting stock of the corporation (excluding shares held by certain affiliates of the corporation) outstanding at the time he becomes an interested shareholder; or (c) the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder).  An “interested shareholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes, among other transactions, a merger, stock or asset sale and other transactions resulting in a financial benefit to the stockholder.  Our Articles of Organization and Bylaws do not expressly provide for opting out of the provisions of Chapter 110F. As a result, the application of this statute to the Company could discourage or make it more difficult for any person or group of persons to attempt to obtain control over the Company. We may at any time amend our Articles of Organization or Bylaws to elect not to be governed by Chapter 110F, by a vote of the holders of a majority of our outstanding Common Stock, but such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested shareholder prior to the date of the amendment.

Certain Provisions of the Company’s Articles of Organization, Bylaws and Shareholder Rights Plan

Our Articles of Organization include several provisions which may render more difficult an unfriendly tender offer, proxy contest, merger or other change in control of our ownership.

Preferred Stock. Our Articles of Organization permit our Board of Directors to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of our Common Stock.

Classification of Board of Directors. Our Articles of Organization provide for the classification of our Board of Directors into three classes, with the classes being elected for staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose term then expires, and each elected director shall serve for a term expiring at the third succeeding annual meeting of stockholders after such director’s election, and until the director’s successor is elected and qualified. Thus, directors stand for election only once in three years. This provision also restricts the ability of stockholders to enlarge the Board of Directors. Changes in the number of directors may be effected by a vote of a majority of the Continuing Directors (as defined in our Articles of Organization) or by the stockholders by vote of at least 80% of our outstanding Common Stock, voting as a single class. Under this provision, directors may only be removed with or without cause by the affirmative vote of the holders at least 80% of the combined voting power of the outstanding shares of our Common Stock, voting together as a single class, or upon the vote of a majority of the Continuing Directors.

Fair Price Provision.  Our Articles of Organization contain a “Fair Price Provision” that is intended to protect stockholders who do not tender their shares in a takeover bid by guaranteeing them a minimum price for their shares in any subsequent attempt to purchase such remaining shares at a price lower than the acquirer’s original acquisition price. The Fair Price Provision requires the affirmative vote of the holders of at least 80% of our outstanding Common Stock for certain business combinations with a Related Person (as defined in our Articles of Organization), unless specified price criteria and procedural requirements are met or the business combination is approved by a majority of the Continuing Directors. A Related Person includes a person who, together with affiliates and associates beneficially owns more than 5% of the Company’s outstanding Common Stock.

Indemnification Provision. Our Articles of Organization provide that we may, either in our Bylaws or by contract, provide for the indemnification of our directors, officers, employees and agents, by whomever elected or appointed, to the fullest extent permitted by applicable law, as it may be amended from time to time.

No Appraisal Rights.  Under the Massachusetts Business Corporation Act, stockholders will not be entitled to appraisal rights with respect to the proposed amendment to our Articles of Organization to increase the number of our authorized shares of Common Stock, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of the holders of two-thirds of the shares of the Company’s Common Stock issued and outstanding and entitled to vote is required to approve the amendment of our Articles of Organization to increase the number of authorized shares of Common Stock by up to 50 million shares.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 3, the approval of the amendment to our Articles of Organization to increase the number of our authorized shares of Common Stock by up to 50 million shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE COMPANY’S
ARTICLES OF ORGANIZATION
TO INCREASE THE AUTHORIZED PREFERRED STOCK

We require additional capital to fund our continuing operations. We may not have enough authorized but unissued shares of Preferred Stock to raise needed capital through an equity financing. An equity financing may be the best or only financing alternative available to us or there may not be sufficient time to seek stockholder approval of a specific equity financing transaction given our limited cash resources.

We currently have 1,000,000 shares of authorized Preferred Stock with a par value of $0.01 per share.  Of the 1,000,000 shares of preferred stock:

1)	20,000 shares have been designated as Series A Junior Participating Preferred Stock (“Junior A”)
2)	313,960 shares have been designated as Series A Convertible Preferred Stock (“Series A”)
3)	279,256 shares have been designated as Series B Convertible Preferred Stock (“Series B”)
4)	88,098 shares have been designated as Series C Convertible Preferred Stock (“Series C”)
5)	850 shares have been designated as Series D Convertible Preferred Stock (“Series D”)
6)	500 shares have been designated as Series E Convertible Preferred Stock (“Series E”)
7)	240,000 shares have been designated as Series G Convertible Preferred Stock (“Series G”)
8)	10,000 shares have been designated as Series H Convertible Preferred Stock (“Series H”)
9)	6,250 shares have been designated as Series J Convertible Preferred Stock (“Series J”)
10)	15,000 shares have been designated as Series K Convertible Preferred Stock (“Series K”)

As of the Record Date the following shares of Preferred Stock were issued and outstanding:

1)	300 share of Series D;
2)	86,570 shares of Series G;
3)	10,000 shares of Series H;
4)	3,546 shares of Series J; and
5)	11,399 shares of Series K.

As of the Record Date, there were no shares of Junior A, and Series A, B, C and E issued and outstanding and 26,086 shares of Preferred Stock remained available for issuance.

For this reason, we are seeking stockholder approval to authorize our Board of Directors, in its sole discretion, to amend Article IV of our Articles of Organization to increase the number of authorized shares of Preferred Stock of the Company by 1,000,000 shares to 2,000,000 shares. The approval of the increase in the number of authorized shares of Preferred Stock of the Company requires the approval of (i) a majority of the issued and outstanding shares of Common Stock; (ii) two-thirds of the issued and outstanding shares of Preferred Stock of the Company, voting as a separate class; and (iii) two-thirds of the issued and outstanding shares of Series D Preferred Stock of the Company, voting as a separate series.  This approval will give our Board of Directors additional flexibility to act in the best interests of the Company and our stockholders.

If Proposal No. 4 is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion and without further action by the stockholders, to increase the authorized shares of Preferred Stock at any time up to a total of 2,000,000 shares of Preferred Stock.  Assuming that the stockholders approve the amendment, and subsequently, our Board of Directors decides to move forward to implement the amendment, the amendment will be effective upon its filing with the Secretary of the Commonwealth of the Commonwealth of Massachusetts.  Our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to decide not to proceed with increasing the number of shares of authorized Preferred Stock if our Board of Directors determines, in its sole discretion, that such actions are in the best interests of the Company and its stockholders.

 If approved by our stockholders, the additional authorized shares of Preferred Stock would be available for issuance for any proper corporate purpose as determined by our Board of Directors without further approval by the stockholders, except as required by law. Our Board of Directors is seeking approval of the amendment to our Articles of Organization to increase our authorized Preferred Stock now because opportunities requiring prompt action may arise in the near future and our Board of Directors believes the delay and expense in seeking stockholder approval for additional authorized Preferred Stock at that time could deprive the Company and our stockholders of the ability to benefit effectively from such opportunities.  Other than as described below, as of the date of this proxy statement, we have no current intended uses for the additional shares that would be available for issuance following approval of the amendments to our Articles of Organization to increase our authorized Preferred Stock by our stockholders, we continue to actively seek additional financing opportunities, including through the issuance of our equity securities, and a transaction involving the issuance of additional shares of our Preferred Stock could arise at any time following the date of this proxy statement.

The additional shares of Preferred Stock to be authorized will be undesignated. The Preferred Stock may be issued in one or more series, and our Board of Directors may establish rights and attributes of any series of Preferred Stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. The specific terms of a particular series of Preferred Stock will be described in a certificate of designation relating to that series.  The proposed amendment will not affect the par value of the Preferred Stock, which will remain at $.01 per share. Under our Articles of Organization, our stockholders do not have preemptive rights to subscribe to additional securities that we may issue.

Anti-Takeover Effects

The proposed amendment to our Articles of Organization to increase the number of our authorized shares of Preferred Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The amendments to our Articles of Organization therefore may have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendments may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendments may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board of Directors, however, is not aware of any attempt to take control of the Company and the Board of Directors has not presented these proposals with the intent that they be utilized as a type of anti-takeover device.  There are other provisions currently in the Company’s Articles of Organization, Bylaws and Massachusetts law which could have an anti-takeover effect. A summary of these provisions is set forth in the discussion of Proposal No. 3 above.

No Appraisal Rights.  Under the Massachusetts Business Corporation Act, stockholders will not be entitled to appraisal rights with respect to the proposed amendments to our Articles of Organization to increase the number of our authorized shares of Preferred Stock, and we do not intend to independently provide stockholders with any such right.

Vote Required

The affirmative vote of (i) the holders of a majority of the shares of the Company’s Common Stock issued and outstanding and entitled to vote; (ii) the holders of two-thirds of the shares of the Company’s Preferred Stock issued and outstanding and entitled to vote; and (iii) the holders of two-thirds of the shares of the Company’s Series D Convertible Preferred Stock issued and outstanding and entitled to vote is required to approve the amendment of our Articles of Organization to increase the number of authorized shares of Preferred Stock from 1 million to 2 million.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 4, the approval of the amendment to our Articles of Organization to increase the number of our authorized shares of Preferred Stock from 1 million to 2 million.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF ORGANIZATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

Our Board of Directors is recommending that our stockholders approve an amendment to our Articles of Organization to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio within a range of 1:2 to 1:20 for the purpose of assisting the Company in meeting the listing requirements of the Nasdaq Capital Market or another exchange. If this proposal is approved, our Board of Directors or a committee thereof will have the authority and discretion to decide, within twelve months from the Meeting, whether to implement the split and the exact amount of the split within this range, if it is to be implemented. If our Board of Directors decides to implement the split, it will become effective upon the filing of an amendment to our Articles of Organization with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the “Effective Date”). If the reverse stock split is implemented, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the exchange ratio selected by the Board of Directors or committee thereof. The total number of authorized shares of Common Stock would remain unchanged. The form of amendment to our Articles of Organization to effect the reverse stock split is attached as Annex A to this proxy statement.

Purpose and Background of the Reverse Stock Split

The primary objective in proposing the reverse stock split is to raise the per share trading price of our Common Stock for the purpose of assisting the Company in meeting the listing requirements of the Nasdaq Capital Market or another exchange. In addition, the reverse split would also have the effect of increasing the number of shares of Common Stock available for future issuance, as described below. Our Board of Directors believes that the reverse stock split would, among other things, (i) better enable us to apply for the listing of our Common Stock on the Nasdaq Capital Market, and (ii) better enable us to raise funds to finance our operations. Our Board of Directors believes implementing a reverse split within the range of 1:2 to 1:20 is in the best interests of the Company if done for assisting the Company in meeting the listing requirements of the Nasdaq Capital Market or another exchange.

Our Common Stock is currently traded over-the-counter on the OTC Markets QB exchange.   The closing sale price of our Common Stock on October 30, 2014 was $0.34 per share. Our Board of Directors believes that a reverse stock split could help us meet the listing requirements necessary in order to list our Common Stock on the Nasdaq Capital Market. Our Board of Directors believes that the reverse stock split could also facilitate our efforts to raise capital to fund our operations. As previously disclosed in our periodic reports filed with the SEC, we will need to raise additional capital and may elect to do so through the issuance of equity securities. The reverse stock split would reduce the number of shares of Common Stock outstanding without reducing the total number of authorized shares of Common Stock. As a result, we would have a larger number of authorized but unissued shares from which to issue additional shares of Common Stock, or securities convertible or exercisable into shares of Common Stock, in equity financing transactions.

We currently have no immediate intended uses for the additional shares that would be available for issuance following the reverse stock split. However, based on our current business plan, we will require significant additional capital to fund our operations. As of the date of this proxy statement, however, we have no such plans, agreements or understandings in place with respect to any potential sources of funds. The purpose of seeking stockholder approval of a range of exchange ratios from 1:2 to 1:20 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the reverse stock split. If our stockholders approve this proposal, our Board of Directors or a committee thereof would effect a reverse stock split only upon the Board of Directors or committee’s determination that a reverse stock split would be in the best interests of the Company at that time. If our Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio within the range of 1:2 to 1:20. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If our stockholders approve the proposal, and the Board of Directors or a committee of the Board of Directors determines to effect the reverse stock split, we would communicate to the public, prior to the Effective Date, additional details regarding the reverse stock split, including the specific ratio selected by the Board or committee. If our Board of Directors or a committee thereof does not implement the reverse stock split within twelve months from the Meeting, the authority granted in this proposal to implement the reverse stock split will terminate. Our Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

Our Board of Directors believes that the reverse stock split will increase the price level of our Common Stock in order to, among other things, help us apply for listing with the Nasdaq Capital Market. The Board of Directors cannot predict, however, the effect of the reverse stock split upon the market price for the Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of Common Stock after the reverse stock split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse stock split, which would reduce the market capitalization of the Company. The market price per post-reverse stock split share may not remain in excess of the  minimum bid price as required by the Nasdaq Capital Market, or we may not otherwise meet the additional requirements for listing on the Nasdaq Capital Market. The market price of the Common Stock may also be based on our performance and other factors, the effect of which our Board of Directors cannot predict.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

The principal effects of the reverse stock split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 15,787,560 shares as of October 31, 2014 to a range of approximately 7,893,780 (1:2 reverse split ratio) to 789,378 (1:20 reverse split ratio) shares, depending on the exact split ratio chosen by our Board of Directors or a committee thereof, (ii) the conversion ratio for all outstanding shares of our issued and outstanding Preferred Stock will be adjusted such that the number of shares of Common Stock issuable upon the conversion of such Preferred Stock will be reduced to one-half to one-twentieth of the number of shares of Common Stock that were issuable upon conversion of such Preferred Stock immediately before the Effective Date, (iii) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, one-half to one-twentieth of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split, at an exercise price equal to two to twenty times the exercise price specified before the reverse stock split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse stock split and (iv) the number of shares reserved for issuance pursuant to the 2005 Equity Incentive Plan and the 2013 Equity Incentive Plan of additional awards will be reduced to one-half to one-twentieth of the number of shares currently included in each such plan.

The reverse stock split will not affect the par value of the Common Stock. As a result, on the Effective Date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced to one-half to one-twentieth of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

The amendment will not change the terms of the Common Stock. After the reverse stock split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the new Common Stock will not be altered except for the effect of eliminating fractional shares. The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

The reverse stock split will not change the number of issued and outstanding shares of our Series D Preferred Stock, Series G Preferred Stock , Series H Preferred Stock, Series J Preferred Stock, and Series K Preferred Stock (collectively, the “Preferred Stock”) or the terms of the Preferred Stock, except that the conversion ratio for all issued and outstanding shares of the Preferred Stock will be adjusted upon the Effective Date, such that the number of shares of Common Stock issuable upon the conversion of the Preferred Stock will be reduced to one-half to one-twentieth of the number of shares of Common Stock that were issuable upon conversion of the Preferred Stock immediately before the Effective Date.

Because we will not reduce the number of authorized shares of Common Stock, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued at the Board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock. If the reverse stock split is not approved, we may be unable to raise additional capital. Because the reverse split will not reduce the number of our authorized shares of Common Stock, the effect of such increase in our authorized but unissued shares of Common Stock could be viewed, under certain circumstances, to have an anti-takeover effect, although this is not the intent of the Board of Directors. For a discussion of potential anti-takeover effects, please see the discussion under the heading “Anti-Takeover Effects” in Proposal No. 3.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by our stockholders, and our Board of Directors or a committee thereof determines it is in the best interests of the Company to effect the split, the reverse stock split would become effective at such time as the amendment to our Articles of Organization, the form of which is attached as Annex A to this proxy statement, is filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts. Upon the filing of the amendment, all of our existing Common Stock will be converted into new Common Stock as set forth in the amendment.

As soon as practicable after the Effective Date, stockholders will be notified that the reverse stock split has been effected. Computershare Trust Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their broker or representative do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the reverse stock split. Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. In lieu of issuing fractional shares, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the reverse stock split, our Board of Directors or a committee thereof will be authorized to proceed with the reverse stock split. In determining whether to proceed with the reverse stock split and setting the exact amount of split, if any, our Board of Directors or committee thereof will consider a number of factors, including market conditions, existing and expected trading prices of our Common Stock, the Nasdaq Capital Market listing requirements, our funding requirements and the amount of our authorized but unissued Common Stock.

No Appraisal Rights

Under the Massachusetts Business Corporation Act, stockholders will not be entitled to appraisal rights with respect to the proposed amendment to our Articles of Organization to effect the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders
The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Non-U.S. Holders
The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder includes a beneficial owner of our Common Stock that is a foreign corporation or who is a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Each stockholder should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code of 1986, as amended; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Vote Required

The affirmative vote of the holders of two-thirds of the shares of the Company’s Common Stock issued and outstanding and entitled to vote is required to approve the amendment of our Articles of Organization to effect a reverse stock split of the Common Stock in the range of 1:2 to 1:20.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 5, the approval of the amendment to our Articles of Organization to effect a reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5

PROPOSAL NO. 6

THE ADJOURNMENT PROPOSAL

The Meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve any of Proposal Nos. 1 through 5.  The Meeting may be adjourned from time to time to a date that is not more than 120 days after the original record date for the Meeting.

If, at the Meeting, the number of shares of Common Stock present or represented and voting in favor of the approval of any of Proposal Nos. 1 through 5 is not sufficient to approve that proposal, we currently intend to move to adjourn the Meeting in order to enable our Board of Directors to solicit additional proxies for the approval of any of Proposal Nos. 1 through 5. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not upon any of Proposal Nos. 1 through 5.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the Meeting and any adjourned session of the Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.

Vote Required for Approval

If the proposal to adjourn the Meeting for the purpose of soliciting additional proxies is submitted to the stockholders for approval, such proposal will be approved by the affirmative vote of a majority of the votes cast at the Meeting.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 6, as to the adjournment of the Meeting if necessary or appropriate to solicit additional proxies in favor of the approval of any of Proposal Nos. 1 through 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 6.

OTHER MATTERS

Transactions with Related Persons

On January 28, 2014, we completed the second tranche of a private placement, pursuant to which we sold an aggregate of 4,875 units for a purchase price of $250.00 per unit, resulting in gross proceeds of $1,218,750 (the “Series K Private Placement”). This was the second tranche of the Series K Private Placement.  Each unit consisted of (i) one share of Series K Convertible Preferred Stock convertible into 1,000 shares of the Company’s Common Stock and (ii) a warrant to purchase 500 shares of the Company’s Common Stock at an exercise price equal to $0.3125 per share, with a term expiring on January 28, 2017. All of our current directors participated in the second tranche of the Series K Private Placement on the same terms as the other investors. Our current directors received 379 units for an aggregate purchase price of $94,750.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based solely on the Company’s review of the copies of such Forms and written representations from certain reporting persons, the Company believes that all filings required to be made by the Company’s Section 16(a) reporting persons during the Company’s fiscal year ended December 31, 2013 were made on a timely basis.

Other Proposed Action

The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement.  However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

Proposals which stockholders intend to present at the Company’s 2015 Annual Meeting of Stockholders (“2015 Annual Meeting”) and wish to have included in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company no later than July 25, 2015.  If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in the Company’s proxy materials is instead a reasonable time before the Company begins to print and send its proxy materials for that meeting.

Stockholders who wish to make a proposal at the Company’s 2015 Annual Meeting, other than one that will be included in the Company’s proxy materials, should notify the Company no later than November 8, 2015 (assuming the meeting is held on December 19, 2015), unless the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, in which case the notice must be received a reasonable time before the Company sends its proxy materials for that meeting.  If a proponent who wishes to present such a proposal at the 2015 Annual Meeting fails to notify the Company by the proper date, the proxies solicited by the Board of Directors, with respect to such 2015 Annual Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the 2015 Annual Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the SEC.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the 2015 Annual Meeting by submitting the name, qualifications, experience, and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375. Generally, under the Company’s Bylaws, notice of such recommendations must be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws. The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the 2015 Annual Meeting no later than September 20, 2015 (assuming the meeting is held on December 19, 2015). In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the section of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Additional Copies of our Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and as filed with the SEC, are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 14 Norfolk Avenue, South Easton, MA 02375.

Annex A

Form of Amendment to
Article IV of Articles of Organization
to Effect Reverse Stock Split

That, the Corporation’s Restated Articles of Organization, as amended, be further amended by inserting the following in Article IV:

Upon the filing (the "Effective Time") of these Articles of Amendment with the Secretary of the Commonwealth of the Commonwealth of Massachusetts pursuant to the Massachusetts Business Corporation Act, each ______ (_____) shares of the Corporation's common stock, $.01 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, $0.01 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to these Articles of Amendment. No certificates representing fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of New Common Stock to round up to the next whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

Appendix A – Common Stock

PROXY

PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoints Richard Thomley and Nathan Lawrence, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on December 19, 2014 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5 and 6, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

☑   Please indicate your vote below, as in this example.

The Board of Directors recommends a vote “FOR” the election of the nominees as directors,  and “FOR” Proposals No. 2, 3, 4 and 5.

 1.   To elect the following nominees as Class III Directors:

For           Withhold
Richard T. Schumacher                        ☐                    ☐

2.  To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2014.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.  To approve an amendment to the Company’s articles of organization to increase the authorized number of shares of Common Stock by up to 50,000,000 shares, such increase to be effected through one or more amendments to our articles of organization to be filed with the Secretary of the Commonwealth of Massachusetts at the discretion of the Board of Directors at any time during the twelve months following the date of the Meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. To approve an amendment to the Company’s articles of organization to increase the authorized number of shares of Preferred Stock by 1,000,000 shares to 2,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.  To approve an amendment to the Company’s articles of organization to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time within twelve months following the Meeting, for the purpose of assisting the Company in meeting the listing requirements of the Nasdaq Capital Market or another exchange.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.  To consider and vote on a proposal to approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of such adjournment to approve any of Proposal Nos. 1 through 5.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	Date:

Signature:	Title:	Date: